Exhibit 5.1

February 10, 2016

Board of Directors

Redwood Scientific Technologies, Inc.

Ladies and Gentlemen:

We are acting as counsel to Redwood Scientific Technologies, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of this Registration Statement on Form S-1 (the “Registration Statement”), relating to the proposed sale by the selling shareholders listed therein (the “Selling Stockholders”) of 4,062,273 shares of the Company’s common stock (the “Common Stock”).

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based on our examination mentioned above, and relying upon statements of fact contained in the documents that we have examined, we are of the opinion that the Shares when issued in accordance with the Plan will be legally issued, fully paid and non-assessable, as long as all the terms are followed in the Plan.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 23.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

Hunter Taubman Fischer LLC

/s/ Louis Taubman___

Louis Taubman